BWFG | LISTED | NASDAQ 4Q23 Investor Presentation January 24th, 2024

2 BWFG LISTED NASDAQ BWFG LISTED NASDAQ This presentation may contain certain forward-looking statements about Bankwell Financial Group, Inc. (the “Company”). Forward-looking statements include statements regarding anticipated future events and can be identified by the fact that they do not relate strictly to historical or current facts. They often include words such as “believe,” “expect,” “would,” “should,” “could,” or “may.” Forward-looking statements, by their nature, are subject to risks and uncertainties. Certain factors that could cause actual results to differ materially from expected results include increased competitive pressures, changes in the interest rate environment, general economic conditions or conditions within the banking industry or securities markets, and legislative and regulatory changes that could adversely affect the business in which the Company and its subsidiaries are engaged. Safe Harbor

3 BWFG LISTED NASDAQ BWFG LISTED NASDAQ Table of Contents • 4Q23 & 2023 Performance • Deposits & Liquidity • Loans • Credit Quality & Capital • Bankwell History & Overview

BWFG | LISTED | NASDAQ 4Q23 & 2023 Performance

5 BWFG LISTED NASDAQ BWFG LISTED NASDAQ Net Interest Margin (NIM) 2.81% 2.98% Total Risk Based Capital 12.15% Tangible Book Value Per Share $33.39 2023 Overview Net Income $8.5 $36.7 Earnings Per Share (EPS) $1.09 $4.67 Return on Average Assets 1.03% 1.13% Return on Average Equity 12.82% 14.55% Non-Interest Expense / Assets 1.56% 1.55% 4Q23 Dollars in millions, except per share data TY23 Highlights • Balanced loan growth (1.6%) with solid capital build • $33.39 Tangible Book Value generated a 15% 3-year CAGR • $1.6 billion immediately available liquidity providing more than 2X coverage of uninsured deposits • $83 million reduction in brokered deposits in 2023 • Addition of Chief Innovation Officer in 2Q23

Bankwell FINANCIAL GROUP | BWFG LISTED NASDAQ

4Q23 Consolidated Financial Statements

Linked Quarter

Dollars in millions, except per share data

Income Statement	4Q23	3Q23	Var[1]
Total Interest Income	$49.4	$48.3	$1.1
Total Interest Expense	$27.1	$25.6	$(1.6)
Net Interest Income	*$22.2*	*$22.7*	*$(0.5)*
Non-Interest Income	$1.1	$0.8	$0.3
Non-Interest Expense	$12.9	$12.2	$(0.7)
Pre-Tax, Pre-Provision Net Revenue	**$10.5**	**$11.3**	**$(0.8)**
(Credit) for Credit Losses[2]	$(1.0)	$(1.6)	$(0.6)
Pre-Tax Income	$11.5	$12.9	$(1.4)
Income Tax Expense	$2.9	$3.1	$0.2
Reported Net Income	**$8.5**	**$9.8**	**$(1.3)**
EPS	**$1.09**	**$1.25**	**$(0.16)**
Pre-Tax, Pre-Provision Net Revenue per share[3]	*$1.37*	*$1.48*	*$(0.11)*

Balance Sheet	4Q23	3Q23	Var[1]
Cash & Cash Equivalents	$269	$258	$11
Investment Securities	$128	$116	$12
Loans Receivable, net	$2,685	$2,735	$(50)
All Other Assets	$133	$141	$(7)
Total Assets	**$3,215**	**$3,250**	**$(35)**
Total Deposits	$2,737	$2,769	$(32)
Total Borrowings	$159	$159	$0
Other Liabilities	$54	$64	$(10)
Total Liabilities	**$2,950**	**$2,992**	**$(42)**
Equity	$265	$258	$7
Total Liabilities & Equity	**$3,215**	**$3,250**	**$(35)**

[1] Variances are rounded based on actual whole dollar amounts

[2] 3Q23 credit given CECL methodology refinement on loan portfolio segmentation; 4Q23 credit given decrease in loan balances and a release of specific reserves, partially offset by net charge-offs

[3] Pre-tax, pre-provision net revenue per share is a non-GAAP metric & excludes provision for loan losses and income tax expense

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7 BWFG LISTED NASDAQ BWFG LISTED NASDAQ Income Statement 2023 2022 Var1 Total Interest Income $188.4 $117.9 $70.5 Total Interest Expense $94.0 $23.2 $(70.8) Net Interest Income $94.5 $94.7 $(0.2) Non-Interest Income $4.8 $3.0 $1.8 Non-Interest Expense $50.4 $44.4 $(6.0) Pre-Tax, Pre-Provision Net Revenue $48.9 $53.4 $(4.5) Provision for Loan Losses $0.9 $5.4 $4.5 Pre-Tax Income $48.0 $48.0 $0.0 Income Tax Expense $11.4 $10.6 $(0.8) Reported Net Income $36.7 $37.4 $(0.7) EPS $4.67 $4.79 $(0.12) Pre-Tax, Pre-Provision Net Revenue per share2 $6.40 $6.99 $(0.59) 1 Variances are rounded based on actual whole dollar amounts 2 Pre-tax, pre-provision net revenue per share is a non-GAAP metric & excludes provision for loan losses and income tax expense Dollars in millions, except per share data YTD Consolidated Income Statement Prior Year

8 BWFG LISTED NASDAQ BWFG LISTED NASDAQ Performance Trends $2.31 $0.75 $3.36 $4.79 $4.67 2019 2020 2021 2022 2023 Diluted EPS 0.97% 0.28% 1.17% 1.44% 1.13% 2019 2020 2021 2022 2023 Return on Average Assets 10.20% 3.35% 13.86% 16.72% 14.55% 2019 2020 2021 2022 2023 Return on Average Equity $23.4 $14.9 $33.8 $53.4 $48.9 2019 2020 2021 2022 2023 Pre Provision Net Revenue 1 Pre-tax, pre-provision net revenue is a non-GAAP metric & excludes provision for loan losses and income tax expense 1 Dollars in millions

9 BWFG LISTED NASDAQ BWFG LISTED NASDAQ Building Book Value $21.96 $25.55 $30.51 $33.39 2020 2021 2022 2023 Consistently building book value Fully Diluted Tangible Book Value

10 BWFG LISTED NASDAQ BWFG LISTED NASDAQ 60.2% 73.9% 53.9% 45.4% 50.8% 1.90% 2.03% 1.75% 1.71% 1.55% 1.00% 1.20% 1.40% 1.60% 1.80% 2.00% 2.20% 2.40% 0.0% 10.0% 20.0% 30.0% 40.0% 50.0% 60.0% 70.0% 80.0% 2019 2020 2021 2022 2023 Efficiency Ratio Non-interest Expense / Average Assets 1 A non-GAAP metric 1 Efficiency Trends

BWFG | LISTED | NASDAQ Deposits & Liquidity

12 BWFG LISTED NASDAQ BWFG LISTED NASDAQ Deposit Balances 1 1 Core Deposits include Commercial and Consumer checking, savings and money market accounts, and retail CD under $250k 2 Wholesale Funding ratio defined as brokered deposits and FHLB borrowings to total assets Dollars in millions 20.6% 19.8% 16.4% 34.4% 32.4% Wholesale Funding ratio2 FHLB Borrowings $150 $175 $50 $90 $90 $83 million reduction of brokered deposits in 2023 16.2% 15.0% 16.7% 37.0% 34.7% 8.4% 6.1% 2.6% 2.8% 4.8% 75.5% 78.9% 80.6% 60.3% 60.5% $1,492 $1,827 $2,124 $2,801 $2,737 4Q19 4Q20 4Q21 4Q22 4Q23 Core Deposits Retail CDs >$250k Brokered Deposits

13 BWFG LISTED NASDAQ BWFG LISTED NASDAQ • NIM declining with inverted yield curve: • December 2023 NIM of 2.54% • 12/31/2023 ‘exit rates’ of 6.20% on loans & 3.65% on deposits Net Interest Margin 3.03% 2.77% 3.17% 3.78% 2.98% 4.85% 4.48% 4.42% 5.10% 6.10% 1.66% 1.07% 0.54% 0.87% 3.12% 0.00% 0.50% 1.00% 1.50% 2.00% 2.50% 3.00% 3.50% 4.00% 0.00% 1.00% 2.00% 3.00% 4.00% 5.00% 6.00% 7.00% 8.00% 9.00% 10.00% 2019 2020 2021 2022 2023 Net Interest Margin Loan Yield Cost of Deposits 1 Includes origination fee amortization 1 3.30% 3.75% 3.96% 3.70% 3.24% 3.06% 2.85% 2.81% 1Q22 2Q22 3Q22 4Q22 1Q23 2Q23 3Q23 4Q23 Quarterly NIM

14 BWFG LISTED NASDAQ BWFG LISTED NASDAQ FDIC Insured Deposits 71% Uninsured Deposits 25% FHLB SBLOC Insured Deposits 4% Liquidity 1 Bank lines, including FHLB & FRB 2 Cash held with right of offset as collateral against loans Ample coverage of uninsured deposits • $2,056 million total insured deposits, including $1,946 million FDIC-insured deposits • Uninsured deposits include restricted funds held as cash reserves against loans • Over 2X liquidity coverage on $681 million uninsured deposits: • 12% liquidity on balance sheet (Cash & AFS Securities) + Unencumbered Cash $263 + AFS Securities $111 + Borrowing Capacity1 $1,264 Immediately Available Liquidity $1,637 Total Deposits = $2,737 million Deposits Held as Cash Reserves ~1% 2

15 BWFG LISTED NASDAQ BWFG LISTED NASDAQ Deposit Composition • No digital currency deposits • No single depositor greater than 3% of total deposits • Average account size of $86K1 • Long-term mix shift into Business deposits Deposits by Industry 1 Excluding Brokered deposits 1 Well diversified deposit base Consumer 40.0% Finance & Insurance 17.8% Professional, Sci & Tech Services 9.8% Real Estate and Rental/Leasing 11.8% Public Administration 4.8% Health Care & Social Assistance 4.3% Other 11.5% 50% 39% 36% 31% 27% 50% 61% 64% 69% 73% Dec-19 Dec-20 Dec-21 Dec-22 Dec-23 Core Deposit Mix excluding Retail CDs Consumer Business

BWFG | LISTED | NASDAQ Loans

17 BWFG LISTED NASDAQ BWFG LISTED NASDAQ Loan Balance Trends Dollars in millions $1,046 $1,051 $1,032 $1,147 $1,224 $1,225 $1,215 $1,240 $1,228 $310 $375 $467 $501 $697 $736 $716 $716 $720 $351 $370 $372 $443 $522 $543 $531 $509 $501 $98 $116 $111 $117 $155 $177 $220 $200 $183 $89 $73 $74 $79 $77 $78 $92 $106 $87 $1,895 $1,985 $2,057 $2,287 $2,675 $2,759 $2,774 $2,770 $2,719 4Q21 1Q22 2Q22 3Q22 4Q22 1Q23 2Q23 3Q23 4Q23 CRE Investor CRE Owner Occupied C&I Construction Residential / Other C&I + CRE Owner Occupied / Total Loans 34.9% 44.9% 36% CAGR for C&I + CRE Owner Occupied over same period

18 BWFG LISTED NASDAQ BWFG LISTED NASDAQ Loan Yields Steadily Increasing 1 Weighted average yield based on active loans as of each date, an “exit" rate 2 Weighted average yield based on active loans as of 12-31-2023, an “exit" rate 1 Dollars in millions Loan portfolio yields increased 169 bps since December 31, 2021 • 70% of balances are 2021 - 2023 vintages December 2023 Yield2 by Vintage 5.21% Pre 2021 5.81% 2021 6.38% 2022 7.70% 2023 $1,895 $1,985 $2,057 $2,287 $2,675 $2,759 $2,774 $2,770 $2,719 4.30% 4.34% 4.55% 4.99% 5.56% 5.75% 5.88% 5.91% 5.99% 0.00% 1.00% 2.00% 3.00% 4.00% 5.00% 6.00% 7.00% (200) 300 800 1,300 1,800 2,300 2,800 3,300 3,800 4Q21 1Q22 2Q22 3Q22 4Q22 1Q23 2Q23 3Q23 4Q23 Loan Balance Portfolio Loan Yield

19 BWFG LISTED NASDAQ BWFG LISTED NASDAQ Residential 1.7% C&I 18.4% CRE Owner Occupied 26.5% CRE Investor 45.2% Commercial Const. 6.7% Other 1.5% • No single relationship represents more than ~4% of total loans, as of December 31, 2023 • Investor CRE continues to shrink as an overall percentage of the loan portfolio: Total Loan Portfolio = $2,719 million Loan Portfolio Composition 55.2% 45.2% 34.9% 44.9% 4Q21 4Q23 CRE Investor CRE O/O + C&I

BWFG LISTED NASDAQ

CRE Loan Portfolio[1]

Dollars in millions


Special Use
1.6%
Other
4.3%
Medical Office
4.0%
Mixed Use
5.6%
Industrial Warehouse
7.8%
MultiFamily
13.2%
Residential Care
32.6%
Retail
20.9%
Office
9.9%

Total CRE Portfolio = $1,947 million

- Portfolio weighted average LTV[2] of 64.4%
- ~67% of all CRE loan balances have recourse; up from ~50% at 1Q21
- $193 million in Office loans (~7% total loan portfolio)
  - No New York City exposure
  - ~68% located in Bankwell's primary market
  - Out of primary market loans are generally either GSA-leased, credit tenants, or owner-occupied
  - ~97% of loans have "Pass" rating
- CRE loan portfolio mix improving favorably with Owner Occupied growth:


Investor
Owner Occupied
22.9%
77.1%
36.9%
63.1%
4Q21
4Q23

[1] Includes Owner Occupied CRE, does not include Construction
[2] LTVs based on original LTV values, at origination

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21 BWFG LISTED NASDAQ BWFG LISTED NASDAQ 1 Includes Owner Occupied CRE, does not include Construction 2 Consists primarily of skilled nursing and/or assisted living facilities • Greater geographic diversity attributed to growth in Residential Care2 sector • Continued diversification by following strongest customers to attractive markets • Of the CT-based loans, ~46% are in Fairfield County CRE Loan Portfolio Geography CT 29.5% NY 22.2% FL 17.3%NJ 6.1%OH 4.6% PA 3.4% TX 2.9% Other 14.1% 1

22 BWFG LISTED NASDAQ BWFG LISTED NASDAQ C&I Loan Portfolio Loans by Industry Type Total C&I Portfolio = $500 million 1 Does not Include Owner Occupied CRE • 87% of C&I portfolio has recourse • 93% of Health Care loans have recourse - Primarily consists of working capital lines secured by accounts receivable • Insurance lending primarily to brokers of home and auto insurance Finance 15% Insurance (Primarily Brokers) 24% Health Care & Social Assistance 33% Real Estate and Rental/Leasing 9% Admin & Support, Waste Mgmt, Remediation Svcs 4% Retail Trade 3% Construction 3% Manufacturing 2% Other 7% 1

23 BWFG LISTED NASDAQ BWFG LISTED NASDAQ CRE Concentration 1 1 Per regulatory definition for CRE Concentration; current period value is an estimate, pending FDIC call report filing $1,604 $1,626 $1,895 $2,675 $2,719 473% 494% 454% 425% 396% 0% 100% 200% 300% 400% 500% 600% $500 $1,000 $1,500 $2,000 $2,500 $3,000 2019 2020 2021 2022 2023 Gross Loans CRE Concentration CRE Concentration Ratio reduced while growing the balance sheet

24 BWFG LISTED NASDAQ BWFG LISTED NASDAQ Healthcare Portfolio Healthcare Portfolio Composition CRE Skilled Nursing Facility By State • Consists primarily of skilled nursing facilities located across the US • Healthcare lending team has more than 15 years of industry experience • High touch service model attracts desirable ultra-high net worth Healthcare borrowers • 100% of Skilled Nursing Lending has recourse • Focused on originating Healthcare loans in the most desirable states with: – Higher average occupancy – Low denial of payment rates for Medicaid – Strong senior demographic trends 1 Includes CRE and C&I 2 Includes Physicians 2 1 Skilled Nursing Facilities 78% Assisted Living 11% Recovery 5% Other 6% FL 49% OH 13% NY 9% VA 4% PA 4% AL 4% NJ 4% Other 13%

25 BWFG LISTED NASDAQ BWFG LISTED NASDAQ Multifamily 45% Mixed Use 26% Land 18% Self Storage 8% Retail 3% Commercial Construction Portfolio • Commercial construction loans comprise ~7% of total loan portfolio ($183 million) • $97 million of unfunded commitments, committed construction draws are subject to various terms and conditions, including completion of work verified by third party professional inspection Dollars in millions By Property Type # Loans $ Committed % Unfunded $ Unfunded 3Q23 Balance 35 $313 35% $111 Closures in 4Q23 (6) ($29) 3Q23 Loans @ 4Q23 29 $269 35% $94 New 4Q23 Loans 2 $9 4Q23 Balance 31 $278 35% $97

BWFG | LISTED | NASDAQ Credit Quality & Capital

27 BWFG LISTED NASDAQ BWFG LISTED NASDAQ Credit Quality 4Q22 1Q23 2Q23 3Q23 4Q23 Risk Rating Balance % Balance % Balance % Balance % Balance % 1-5 “Pass” $2,632 98.4% $2,714 98.4% $2,710 97.7% $2,694 97.2% $2,622 96.4% 6 “Special Mention” $1 0.0% $1 0.1% $28 1.0% $22 0.8% $15 0.6% 7 “Substandard” $43 1.6% $40 1.4% $36 1.3% $54 2.0% $76 2.8% 8 “Doubtful” $0 0.0% $2 0.1% $0 0.0% $0 0.0% $6 0.2% Total Gross Loans $2,675 $2,757 $2,774 $2,770 $2,719 Non-Accrual Loans $16.4 $14.3 $15.5 $28.0 $49.2 % of Total Gross Loans 0.61% 0.52% 0.56% 1.01% 1.81% Dollars in millions 4Q23 Non- Accrual Breakdown Balance Basis Points (bps) Comments CRE $21.2 78 bps • $10.6 million Retail loan modified during COVID; borrower paying according to terms of restructure • $6.0 million Office loan in suburban CT; carries $1 million specific reserve • $4.2 million Retail loan; borrower paying according to terms of restructure C&I $17.3 64 bps • $8.7 million C&I relationship • $7.0 million balances are SBA-guaranteed (~26 bps) Construction $9.4 35 bps • Single loan – litigation in process; 46% LTV & full recourse; Full payment expected; HNW guarantors Resi / Other $1.4 5 bps 1 1 Includes approximately 108 basis points of loans performing per original terms

28 BWFG LISTED NASDAQ BWFG LISTED NASDAQ Credit Quality • $5.5 million addition to ACL-Loans in 2023 • 0.03% net charge-offs to average loans in 2023 0.84% 1.03% $22.4 million $27.9 million 0.81% 0.99% 0.03% $5.1 million ($0.9 million) $1.3 million 0.04% 2022 1/1 CECL Asset Growth/ Mix Macroeconomic Factors 2023 Allowance for Credit Losses ("ACL") WalkGeneral Specific

29 BWFG LISTED NASDAQ BWFG LISTED NASDAQ $30.51 $33.39 $4.67 $0.80 $0.19 $0.63 $0.17 2022 Net Income Dividends AOCI CECL 1/1 Misc 2023 Fully Diluted Tangible Book Value 1 $4.9 million 1/1/23 CECL adjustment 2 Misc includes items such as, but not limited to, changes related to stock grants and share count Interest rate swaps hedging impact of unrealized losses in AFS Securities portfolio: ‒ AFS Securities $(5.8) million ‒ Interest Rate Swaps $4.1 million 1 2023 TBV / Share Walk 2

30 BWFG LISTED NASDAQ BWFG LISTED NASDAQ Capital Ratios 9.88% 9.22% 9.41% 9.60% 9.81% 5% 4Q22 1Q23 2Q23 3Q23 4Q23 Tier 1 Leverage Ratio Bankwell Bank Well Capitalized 1 Current period ratios are estimates pending FDIC call report filing 2 Consolidated ratio 10.28% 10.17% 10.34% 10.82% 11.15% Tier 1 8% 4.0% 5.0% 6.0% 7.0% 8.0% 9.0% 10.0% 11.0% 0.00% 1.00% 2.00% 3.00% 4.00% 5.00% 6.00% 7.00% 8.00% 9.00% 10.00% 11.00% 12.00% 4Q22 1Q23 2Q23 3Q23 4Q23 Tier 1 / CET 1 Capital Ratio Bankwell Bank Well Capitalized 11.07% 11.16% 11.41% 11.86% 12.15% 10% 3% 4% 5% 6% 7% 8% 9% 10% 11% 12% 13% 0.00% 1.00% 2.00% 3.00% 4.00% 5.00% 6.00% 7.00% 8.00% 9.00% 10.00% 11.00% 12.00% 13.00% 4Q22 1Q23 2Q23 3Q23 4Q23 Total Risk-Based Capital Ratio Bankwell Bank Well Capitalized Additional 4Q23 ratios: • 8.19% TCE Ratio2 • 396% CRE Concentration Ratio • 50% Construction Concentration Ratio 1 CET1 6.5%

BWFG | LISTED | NASDAQ History & Overview

Bankwell FINANCIAL GROUP | BWFG LISTED NASDAQ

Profile

- Connecticut-based $3.2 billion commercial bank
- 9 branches in Fairfield & New Haven Counties
- $311 million deposits per branch; one of the highest in Fairfield & New Haven Counties[1]



Pawling
Waterbury
Connecticut
Meriden
Middletown
Naugatuck Valley
Naugatuck
Durham
Lake Carmel
Naugatuck State Forest East Block
Danbury
Paugussett State Forest
Lower Connecticut River Valley
Ansonia
New Haven
Western Connecticut
Orange
Clinton
Bridgeport
Westport
Stamford
Greenwich
Long Island
U.S. Counties
U.S. Counties
Bankwell Financial Group, Inc.
US Branches: Current

Bankwell operates in an attractive core market:

- 4th most affluent MSA in the Nation in per capita personal income (PCPI)[2]
- 4 of the top 25 wealthiest towns in the U.S.[3]
- Headquarters of 9 Fortune 500 companies[4]
- Home to three of the largest hedge funds in the U.S.
- MSA ranked 13th most educated overall, 9th highest percentage of bachelor degree holders[5]
- Median value of owner-occupied units of $704 thousand[6]
  - In addition, New Haven County median value of owner-occupied units of $237 thousand[6]

[1] Source: S&P Global Market Intelligence's *Branch Competitors & Pricing Report* as of 6/30/23, excluding global money center banks (tickers BAC, WFC, JPM, TD & C)
[2] Source: Bureau of Economic Analysis' *Metropolitan Area Table*, contained within the *Personal Income by County & Metropolitan Area, 2022* news release 11/16/23
[3] Source: Bloomberg: *2020 Richest Places*
[4] Source: Fortune.com: *2023 Fortune 500*
[5] Source: WalletHub: *Most & Least Educated Cities in America*, 7/17/23
[6] Source: US Census Bureau QuickFacts (as of July 1, 2022 data)

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33 BWFG LISTED NASDAQ BWFG LISTED NASDAQ Financial Snapshot 2019 2020 2021 2022 2023 Total assets $1,882,182 $2,253,747 $2,456,264 $3,252,449 $3,215,482 Net loans $1,588,840 $1,601,672 $1,875,167 $2,646,384 $2,685,301 Loan-to-deposit ratio 107.1% 87.9% 88.8% 95.2% 98.9% Return on average assets 0.97% 0.28% 1.17% 1.44% 1.13% Efficiency ratio1 60.2% 73.9% 53.9% 45.4% 50.8% Non-interest expense / average assets 1.90% 2.03% 1.75% 1.71% 1.55% Net interest margin 3.03% 2.77% 3.17% 3.78% 2.98% Total capital to risk weighted assets 13.35% 12.28% 12.00% 11.07% 12.15% Tangible common equity ratio1 9.56% 7.73% 8.13% 7.26% 8.19% Return on average equity 10.20% 3.35% 13.86% 16.72% 14.55% Fully diluted tangible book value per share1 $22.82 $21.96 $25.55 $30.51 $33.39 Net interest income $53,761 $54,835 $67,886 $94,743 $94,468 Pre-tax, pre-provision net revenue1 $23,379 $14,907 $33,803 $53,420 $48,909 Net income $18,216 $5,904 $26,586 $37,429 $36,664 EPS (fully diluted) $2.31 $0.75 $3.36 $4.79 $4.67 1 A non-GAAP metric Dollars in thousands, except per share data

Bankwell FINANCIAL GROUP | BWFG LISTED NASDAQ

Experienced Leadership Team

Name	Years Experience	Selected Professional Biography
Christopher Gruseke Chief Executive Officer Director (since 2015)	30+	Mr. Gruseke was a founding investor and director of Bankwell Financial Group's predecessors, BNC Financial Group, Inc., and The Bank of New Canaan. He brings more than 25 years of capital markets, operations, sales and finance experience to his role at the Company. Most recently, he was a member of the Executive Committee at CRT Capital, a Stamford, Connecticut-based broker/dealer. He also served as Co-Chief Operating Officer and a member of the Board of Greenwich Capital Markets. Mr. Gruseke earned a B.A. from Williams College and an M.S. from the Stern School of Business at New York University.
Christine A. Chivily Chief Credit Officer (since 2013)	40+	Ms. Chivily has over 40 years of experience in banking and real estate finance. She previously served in a risk management role for the CRE and C&I loan portfolios at People's United Bank. Her prior experience also includes five years as Director of Freddie Mac's New England region for multifamily properties and 11 years as Senior Credit Officer at RBS Greenwich Capital. She also has over 10 years of combined experience in lending, loan administration and workouts at other various banking institutions. Ms. Chivily received her B.A. from Mt. Holyoke College.
Ryan J. Hildebrand Chief Innovation Officer (since 2023)	20+	Mr. Hildebrand has over 20 years of experience in fintech and banking. He led business units at Cross River Bank and LSBX, driving increased deposits and fee income. He founded Seed, a pioneering challenger bank acquired by Cross River. Previously, he served as Head of Finance and Strategy at Simple, the first consumer challenger bank, and held positions at Umpqua Bank and PricewaterhouseCoopers.
Matthew McNeill Chief Banking Officer (since 2020)	20+	Mr. McNeill has more than 20 years of experience in Commercial Banking. He most recently served as Head of Commercial Lending at Metropolitan Commercial Bank. During his 8 years at Metropolitan Commercial Bank the bank grew its lending assets from $400 million to over $3 billion. Mr. McNeill has additionally held lending roles at HSBC Bank US and Banco Santander. Mr. McNeill has also served as Managing Partner at American Real Estate Lending; a Commercial Real Estate finance company.
Courtney E. Sacchetti Chief Financial Officer (since 2023)	20+	Ms. Sacchetti has more than 20 years experience in Financial Services. She most recently served as Director of Financial Planning & Analysis for the Company for 6 years. She began her career at GE Capital in the Financial Management Program (FMP) and held various finance and regulatory positions of increasing responsibility over her 18-year career at GE Capital. Ms. Sacchetti earned a B.A. and an M.B.A. from Union College.

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BWFG | LISTED | NASDAQ Thank You & Questions